UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 6, 2010

Date of Report (Date of earliest event reported)

Intermec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	6001 36th Avenue West Everett, Washington www.intermec.com	98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

(425) 348-2600
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                 Regulation FD Disclosure

On August 6, 2010, we entered into a Purchase Agreement (the “Purchase Agreement”) with a broker to implement a stock repurchase program intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and with Rule 10b-18 under the Exchange Act, to facilitate the repurchase of shares of our outstanding common stock under the repurchase plan and authorization announced and reported on June 7, 2010.   The Purchase Agreement allows us to repurchase shares of our common stock at times when we would ordinarily be prevented from doing so because of insider trading regulations or self-imposed trading blackout periods.  Subject to the terms and limitations specified in the Purchase Agreement, Rule 10b5-1, and, to the extent applicable, Rule 10b-18, the Purchase Agreement authorizes the broker to purchase shares of our outstanding common stock on our behalf up to an aggregate total of $10 million.

The Purchase Agreement will become effective on August 6, 2010 and terminate on December 31, 2010, unless we purchase $10 million of our common stock prior to that date or the Purchase Agreement is otherwise terminated sooner in accordance with its terms. Purchases under the Purchase Agreement may be made commencing on August 6, 2010 and will continue until termination of the Purchase Agreement.

Upon termination of the Purchase Agreement, we will continue to be authorized to purchase shares of our common stock in the amount of at least $65 million plus any portion of the $10 million not used under the Purchase Agreement.

Any purchases under the Purchase Agreement will be disclosed in our quarterly report on Form 10-Q to be filed with the SEC for the quarterly period ending September 26, 2010, and in our annual report on Form 10-K filed with the SEC for the fiscal year ending December 31, 2010.

Under the terms of the Purchase Agreement, there can be no assurance that any of our shares will in fact be purchased.  In addition, the Purchase Agreement does not require us to acquire any specific number of shares, and we may terminate the Purchase Agreement at any time.   Except as required by law, we do not undertake to report modifications or other activities under the Purchase Agreement or stock trading plans or agreements by officers or directors.

Forward-Looking Statements

Statements made in this filing and any related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements about our intention to repurchase shares of our common stock, our view of general economic and market conditions, our cost reduction plans, our revenue, expense, earnings or financial outlook for the current or any future period, our ability to develop, produce, market or sell our products, either directly or through third parties, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.  Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. These include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.intermec.com.

The foregoing information in this Item 7.01 is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2010	INTERMEC, INC. (Registrant) By: /s/ Robert J. Driessnack ___________________ Robert J. Driessnack Senior Vice President and Chief Financial Officer